SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2006

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2006, Intelsat Holdings, Ltd. (“Parent”), the sole shareholder of Intelsat, Ltd. (the “Company”), was informed by the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS had reviewed a joint voluntary notice delivered to it by Parent and PanAmSat Holding Corporation (“PanAmSat”) relating to the proposed acquisition (the “Acquisition”) of PanAmSat by Intelsat (Bermuda), Ltd., a subsidiary of the Company, and had concluded that there were no issues of national security sufficient to warrant an investigation under Section 721 of the U.S. Defense Production Act of 1950, as amended (commonly referred to as “Exon-Florio”).

Consummation of the Acquisition remains subject to various other conditions, as described in the Current Report on Form 8-K filed by the Company on August 30, 2005, including satisfaction of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of FCC approvals, and receipt of financing by Intelsat (Bermuda), Ltd. If the conditions to the Acquisition are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the Acquisition in the second or third quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2006

INTELSAT, LTD.

By:	/s/ Phillip L. Spector
Name:	Phillip L. Spector
Title:	Executive Vice President and General Counsel